Exhibit 99.1

PRESS RELEASE
For Immediate Release

Monolithic Power Systems Announces

Results for the Fourth Quarter and Year Ended December 31, 2024

and an Increase in Quarterly Cash Dividend

KIRKLAND, WASHINGTON, February 6, 2025-- Monolithic Power Systems, Inc. (“MPS”) (Nasdaq: MPWR), a fabless global company that provides high-performance, semiconductor-based power electronics solutions, today announced financial results for the quarter and year ended December 31, 2024. MPS also announced that its Board of Directors has approved an increase in the quarterly cash dividend from $1.25 per share to $1.56 per share. The first quarter dividend of $1.56 per share will be paid on April 15, 2025 to all stockholders of record as of the close of business on March 31, 2025.

The financial results for the quarter ended December 31, 2024 were as follows:

●

Revenue was $621.7 million for the quarter ended December 31, 2024, a 0.2% increase from $620.1 million for the quarter ended September 30, 2024 and a 36.9% increase from $454.0 million for the quarter ended December 31, 2023.

●	GAAP gross margin was 55.4% for the quarter ended December 31, 2024, compared with 55.3% for the quarter ended December 31, 2023.

●

Non-GAAP gross margin (1) was 55.8% for the quarter ended December 31, 2024, excluding the impact of $1.7 million for stock-based compensation and related expenses, $0.4 million for deferred compensation plan expense and $0.3 million for amortization of acquisition-related intangible assets, compared with 55.7% for the quarter ended December 31, 2023, excluding the impact of $1.2 million for stock-based compensation expense and $0.5 million for deferred compensation plan expense.

●	GAAP operating expenses were $181.1 million for the quarter ended December 31, 2024, compared with $141.6 million for the quarter ended December 31, 2023.

●

Non-GAAP operating expenses (1) were $126.1 million for the quarter ended December 31, 2024, excluding $54.6 million for stock-based compensation and related expenses, and $0.4 million for deferred compensation plan expense, compared with $96.7 million for the quarter ended December 31, 2023, excluding $39.9 million for stock-based compensation expense and $4.9 million for deferred compensation plan expense.

●	GAAP operating income was $163.3 million for the quarter ended December 31, 2024, compared with $109.6 million for the quarter ended December 31, 2023.

●

Non-GAAP operating income (1) was $220.7 million for the quarter ended December 31, 2024, excluding $56.3 million for stock-based compensation and related expenses, $0.8 million for deferred compensation plan expense and $0.3 million for amortization of acquisition-related intangible assets, compared with $156.1 million for the quarter ended December 31, 2023, excluding $41.1 million for stock-based compensation expense and $5.4 million for deferred compensation plan expense.

●	GAAP other income, net was $6.2 million for the quarter ended December 31, 2024, compared with $10.0 million for the quarter ended December 31, 2023.

●

Non-GAAP other income, net (1) was $6.0 million for the quarter ended December 31, 2024, excluding $0.2 million for deferred compensation plan income, compared with $4.9 million for the quarter ended December 31, 2023, excluding $5.1 million for deferred compensation plan income.

●	GAAP income before income taxes was $169.5 million for the quarter ended December 31, 2024, compared with $119.5 million for the quarter ended December 31, 2023.

●

Non-GAAP income before income taxes (1) was $226.7 million for the quarter ended December 31, 2024, excluding $56.3 million for stock-based compensation and related expenses, $0.6 million for net deferred compensation plan expense and $0.3 million for amortization of acquisition-related intangible assets, compared with $161.0 million for the quarter ended December 31, 2023, excluding $41.1 million for stock-based compensation expense and $0.3 million for net deferred compensation plan expense.

●

GAAP net income was $1.4 billion and $29.88 per diluted share for the quarter ended December 31, 2024. Comparatively, GAAP net income was $96.9 million and $1.98 per diluted share for the quarter ended December 31, 2023. GAAP net income and income per diluted share for the quarter ended December 31, 2024 included $1.3 billion for the recognition of a tax benefit granted to a foreign subsidiary.

●

Non-GAAP net income (1) was $198.4 million and $4.09 per diluted share for the quarter ended December 31, 2024 excluding $1.3 billion for the recognition of a tax benefit granted to a foreign subsidiary. Non-GAAP net income (1) for the quarter ended December 31, 2024 also excluded $56.3 million for stock-based compensation and related expenses, $0.6 million for net deferred compensation plan expense, $0.3 million for amortization of acquisition-related intangible assets and $22.8 million for the related tax effects, compared with $140.9 million and $2.88 per diluted share for the quarter ended December 31, 2023, excluding $41.1 million for stock-based compensation expense, $0.3 million for net deferred compensation plan expense and $2.5 million for the related tax effects.

The financial results for the year ended December 31, 2024 were as follows:

●	Revenue was $2.2 billion for the year ended December 31, 2024, a 21.2% increase from $1.8 billion for the year ended December 31, 2023.

●	GAAP gross margin was 55.3% for the year ended December 31, 2024, compared with 56.1% for the year ended December 31, 2023.

●

Non-GAAP gross margin (1) was 55.8% for the year ended December 31, 2024, excluding the impact of $7.0 million for stock-based compensation and related expenses, $1.5 million for deferred compensation plan expense and $1.2 million for amortization of acquisition-related intangible assets, compared with 56.4% for the year ended December 31, 2023, excluding the impact of $4.5 million for stock-based compensation expense and $0.9 million for deferred compensation plan expense.

●	GAAP operating expenses were $681.5 million for the year ended December 31, 2024, compared with $539.4 million for the year ended December 31, 2023.

●

Non-GAAP operating expenses (1) were $466.4 million for the year ended December 31, 2024, excluding $206.2 million for stock-based compensation and related expenses, $8.8 million for deferred compensation plan expense and $0.1 million for amortization of acquisition-related intangible assets, compared with $385.4 million for the year ended December 31, 2023, excluding $145.2 million for stock-based compensation expense, $8.7 million for deferred compensation plan expense and $0.1 million for amortization of acquisition-related intangible assets.

●	GAAP operating income was $539.4 million for the year ended December 31, 2024, compared with $481.7 million for the year ended December 31, 2023.

●

Non-GAAP operating income (1) was $764.1 million for the year ended December 31, 2024, excluding $213.2 million for stock-based compensation and related expenses, $10.3 million for deferred compensation plan expense and $1.3 million for amortization of acquisition-related intangible assets, compared with $641.1 million for the year ended December 31, 2023, excluding $149.7 million for stock-based compensation expense, $9.6 million for deferred compensation plan expense and $0.1 million for amortization of acquisition-related intangible assets.

●	GAAP other income, net was $33.6 million for the year ended December 31, 2024, compared with $24.1 million for the year ended December 31, 2023.

●

Non-GAAP other income, net (1) was $24.2 million for the year ended December 31, 2024, excluding $9.4 million for deferred compensation plan income, compared with $15.6 million for the year ended December 31, 2023, excluding $8.5 million for deferred compensation plan income.

●	GAAP income before income taxes was $572.9 million for the year ended December 31, 2024, compared with $505.8 million for the year ended December 31, 2023.

●

Non-GAAP income before income taxes (1) was $788.3 million for the year ended December 31, 2024, excluding $213.2 million for stock-based compensation and related expenses, $1.3 million for amortization of acquisition-related intangible assets and $0.9 million for net deferred compensation plan expense, compared with $656.7 million for the year ended December 31, 2023, excluding $149.7 million for stock-based compensation expense, $1.1 million for net deferred compensation plan expense and $0.1 million for amortization of acquisition-related intangible assets.

●

GAAP net income was $1.8 billion and $36.59 per diluted share for the year ended December 31, 2024. Comparatively, GAAP net income was $427.4 million and $8.76 per diluted share for the year ended December 31, 2023. GAAP net income and income per diluted share for the year ended December 31, 2024 included $1.3 billion for the recognition of a tax benefit granted to a foreign subsidiary.

●

Non-GAAP net income (1) was $689.8 million and $14.12 per diluted share for the year ended December 31, 2024 excluding $1.3 billion for the recognition of a tax benefit granted to a foreign subsidiary. Non-GAAP net income (1) for the year ended December 31, 2024 also excluded $213.2 million for stock-based compensation and related expenses, $1.3 million for amortization of acquisition-related intangible assets, $0.9 million for net deferred compensation plan expense and $26.9 million for the related tax effects, compared with $574.6 million and $11.78 per diluted share for the year ended December 31, 2023, excluding $149.7 million for stock-based compensation expense, $1.1 million for net deferred compensation plan expense, $0.1 million for amortization of acquisition-related intangible assets and $3.6 million for the related tax effects.

The following is a summary of revenue by end market (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
End Market	2024	2023	2024	2023
Enterprise Data	$194,867	$128,897	$716,264	$322,980
Storage and Computing	136,507	117,312	501,576	491,139
Automotive	128,344	89,758	413,973	394,665
Communications	63,810	40,926	225,905	204,911
Consumer	57,311	43,741	202,015	234,660
Industrial	40,826	33,378	147,367	172,717
Total	$621,665	$454,012	$2,207,100	$1,821,072

“Our proven, long-term growth strategy remains intact as we continue our transformation from being a chip-only, semiconductor supplier to a full service, silicon-based solutions provider,” said Michael Hsing, CEO and founder of MPS.

Business Outlook

The following are MPS’s financial targets for the first quarter ending March 31, 2025:

●	Revenue in the range of $610.0 million to $630.0 million.

●

GAAP gross margin between 55.1% and 55.7%. Non-GAAP gross margin (1) between 55.4% and 56.0%, which excludes estimated stock-based compensation and related expenses of $1.7 million as well as the impact from amortization of acquisition-related intangible assets.

●	GAAP operating expenses between $180.2 million and $186.2 million. Non-GAAP operating expenses (1) between $126.9 million and $130.9 million, which excludes estimated stock-based compensation and related expenses in the range of $53.3 million to $55.3 million.

●	Total stock-based compensation and related expenses of $55.0 million to $57.0 million including approximately $1.7 million that would be charged to cost of goods sold.

●	Interest and other income in the range of $5.8 million to $6.2 million before foreign exchange gains or losses.

●	Non-GAAP tax rate of 15.0% for 2025.

●	Fully diluted shares outstanding between 47.8 million and 48.2 million.

(1) Non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income, net, non-GAAP operating income and non-GAAP income before income taxes differ from net income, net income per share, gross margin, operating expenses, other income, net, operating income and income before income taxes determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Non-GAAP net income and non-GAAP net income per share exclude the effect of stock-based compensation and related expenses, which include stock-based compensation expense and employer payroll taxes in relation to the stock-based compensation, net deferred compensation plan expense, amortization of acquisition-related intangible assets and related tax effects. Non-GAAP net income and non-GAAP net income per share also exclude the recognition of a tax benefit granted to a foreign subsidiary. Non-GAAP gross margin excludes the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and deferred compensation plan expense. Non-GAAP operating expenses exclude the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and deferred compensation plan expense. Non-GAAP operating income excludes the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and deferred compensation plan expense. Non-GAAP other income, net excludes the effect of deferred compensation plan income. Non-GAAP income before income taxes excludes the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and net deferred compensation plan expense. Projected non-GAAP gross margin excludes the effect of stock-based compensation and related expenses, and amortization of acquisition-related intangible assets. Projected non-GAAP operating expenses exclude the effect of stock-based compensation and related expenses. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’s core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by MPS. See the GAAP to non-GAAP reconciliations in the tables set forth below.

Earnings Commentary

Earnings commentary on the results of operations for the quarter and year ended December 31, 2024 is available under the Investor Relations page on the MPS website.

Earnings Webinar

MPS plans to host a question-and-answer conference call covering its financial results at 2:00 p.m. PT / 5:00 p.m. ET, February 6, 2025. The live event will be held via a Zoom webcast, which can be accessed at: https://mpsic.zoom.us/j/96816578886. The Zoom webcast can also be accessed live over the phone by dialing (669) 444-9171; the webcast ID is 96816578886. A replay of the event will be archived and available for replay for one year under the Investor Relations page on the MPS website.

Safe Harbor Statement

This press release contains, and statements that will be made during the accompanying webinar will contain, forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including under the “Business Outlook” section and the quote from our CEO herein, including, among other things, (i) projected revenue, GAAP and non-GAAP gross margin, GAAP and non-GAAP operating expenses, stock-based compensation and related expenses, amortization of acquisition-related intangible assets, other income before foreign exchange gains or losses, and fully diluted shares outstanding, (ii) our outlook for the first quarter of fiscal year 2025 and the near-term, medium-term and long-term prospects of MPS, including our ability to adapt to changing market conditions, performance against our business plan, our ability to grow despite the various challenges facing our business, our industry and the global economic environment, revenue growth in certain of our market segments, potential new business segments, our continued investment in research and development (“R&D”), expected revenue growth, customers’ acceptance of our new product offerings, the prospects of our new product development, our expectations regarding market and industry segment trends and prospects, and our projected expansion of capacity and the impact it may have on our business, (iii) our ability to penetrate new markets and expand our market share, (iv) the seasonality of our business, (v) our ability to reduce our expenses, and (vi) statements regarding the assumptions underlying or relating to any statement described in (i), (ii), (iii), (iv), or (v). These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve significant known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ include, but are not limited to, continued uncertainties in the global economy, including due to the Russia-Ukraine and Middle East conflicts, inflation, consumer sentiment and other factors; adverse events arising from orders or regulations of governmental entities, including such orders or regulations that impact our customers or suppliers, and adoption of new or amended accounting standards; adverse changes in laws and government regulations such as tariffs on imports of foreign goods, export regulations and export classifications, and tax laws or the interpretation of same, including in foreign countries where MPS has offices or operations; the effect of export controls, trade and economic sanctions regulations and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets, particularly in China; our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses; acceptance of, or demand for, our products, in particular the new products launched recently, being different than expected; our ability to increase market share in our targeted markets; difficulty in predicting or budgeting for future customer demand and channel inventories, expenses and financial contingencies (including as a result of any continuing impact from the Russia-Ukraine and Middle East conflicts); our ability to efficiently and effectively develop new products and receive a return on our R&D expense investment; our ability to attract new customers and retain existing customers; our ability to meet customer demand for our products due to constraints on our third-party suppliers’ ability to manufacture sufficient quantities of our products or otherwise; our ability to expand manufacturing capacity to support future growth; adverse changes in production and testing efficiency of our products; any political, cultural, military, regulatory, economic, foreign exchange and operational changes in China, where a significant portion of our manufacturing capacity comes from; any market disruptions or interruptions in our schedule of new product development releases; our ability to manage our inventory levels; adequate supply of our products from our third-party manufacturing partners; adverse changes or developments in the semiconductor industry generally, which is cyclical in nature, and our ability to adjust our operations to address such changes or developments; the ongoing consolidation of companies in the semiconductor industry; competition generally and the increasingly competitive nature of our industry; our ability to realize the anticipated benefits of companies and products that MPS acquires, and our ability to effectively and efficiently integrate these acquired companies and products into our operations; the risks, uncertainties and costs of litigation in which MPS is involved; the outcome of any upcoming trials, hearings, motions and appeals; the adverse impact on our financial performance if its tax and litigation provisions are inadequate; our ability to effectively manage our growth and attract and retain qualified personnel; the effect of epidemics and pandemics on the global economy and on our business; the risks associated with the financial market, economy and geopolitical uncertainties, including the collapse of certain banks in the U.S. and elsewhere and the Russia-Ukraine and Middle East conflicts; and other important risk factors identified under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our Annual Report on Form 10-K filed with the SEC on February 29, 2024. MPS assumes no obligation to update the information in this press release or in the accompanying webinar.

About Monolithic Power Systems

Monolithic Power Systems, Inc. (“MPS”) is a fabless global company that provides high-performance, semiconductor-based power electronics solutions. MPS’s mission is to reduce energy and material consumption to improve all aspects of quality of life. Founded in 1997 by our CEO Michael Hsing, MPS has three core strengths: deep system-level knowledge, strong semiconductor expertise, and innovative proprietary technologies in the areas of semiconductor processes, system integration, and packaging. These combined advantages enable MPS to deliver reliable, compact, and monolithic solutions that are highly energy-efficient, cost-effective, and environmentally responsible while providing a consistent return on investment to our stockholders. MPS can be contacted through its website at www.monolithicpower.com or its support offices around the world.

Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Bernie Blegen

Executive Vice President and Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

MPSInvestor.Relations@monolithicpower.com

Monolithic Power Systems, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$691,816	$527,843
Short-term investments	171,130	580,633
Accounts receivable, net	172,518	179,858
Inventories	419,611	383,702
Other current assets	109,978	147,463
Total current assets	1,565,053	1,819,499
Property and equipment, net	494,945	368,952
Acquisition-related intangible assets, net	9,938	-
Goodwill	25,944	6,571
Deferred tax assets, net	1,326,840	28,054
Other long-term assets	194,377	211,277
Total assets	$3,617,097	$2,434,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$102,526	$62,958
Accrued compensation and related benefits	63,918	56,286
Other accrued liabilities	128,123	115,791
Total current liabilities	294,567	235,035
Income tax liabilities	65,193	60,724
Other long-term liabilities	111,570	88,655
Total liabilities	471,330	384,414
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital: $0.001 par value; shares authorized: 150,000; shares issued and outstanding: 47,823 and 48,028, respectively	706,817	1,129,937
Retained earnings	2,487,461	947,064
Accumulated other comprehensive loss	(48,511)	(27,062)
Total stockholders’ equity	3,145,767	2,049,939
Total liabilities and stockholders’ equity	$3,617,097	$2,434,353

Monolithic Power Systems, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$621,665	$454,012	$2,207,100	$1,821,072
Cost of revenue	277,257	202,889	986,230	799,953
Gross profit	344,408	251,123	1,220,870	1,021,119
Operating expenses:
Research and development	85,762	71,459	324,748	263,643
Selling, general and administrative	95,339	70,095	356,764	275,740
Total operating expenses	181,101	141,554	681,512	539,383
Operating income	163,307	109,569	539,358	481,736
Other income, net	6,224	9,976	33,554	24,105
Income before income taxes	169,531	119,545	572,912	505,841
Income tax expense (benefit), net	(1,279,832)	22,640	(1,213,788)	78,467
Net income	$1,449,363	$96,905	$1,786,700	$427,374

Net income per share:
Basic	$30.00	$2.02	$36.76	$8.98
Diluted	$29.88	$1.98	$36.59	$8.76
Weighted-average shares outstanding:
Basic	48,317	47,936	48,599	47,610
Diluted	48,506	48,881	48,835	48,771

SUPPLEMENTAL FINANCIAL INFORMATION
STOCK-BASED COMPENSATION EXPENSE
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$1,720	$1,228	$6,305	$4,545
Research and development	12,166	10,204	45,626	36,611
Selling, general and administrative	42,124	29,675	153,709	108,555
Total stock-based compensation expense	$56,010	$41,107	$205,640	$149,711

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$1,449,363	$96,905	$1,786,700	$427,374

Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation and related expenses*	56,320	41,107	213,209	149,711
Amortization of acquisition-related intangible assets	320	33	1,303	132
Deferred compensation plan expense, net	573	288	867	1,055
Tax effect of non-GAAP adjustments	(22,773)	2,519	(26,922)	(3,625)
Recognition of a tax benefit granted to a foreign subsidiary	(1,285,402)	-	(1,285,402)	-
Non-GAAP net income	$198,401	$140,852	$689,755	$574,647

Non-GAAP net income per share:
Basic	$4.11	$2.94	$14.19	$12.07
Diluted	$4.09	$2.88	$14.12	$11.78

Shares used in the calculation of non-GAAP net income per share:
Basic	48,317	47,936	48,599	47,610
Diluted	48,506	48,881	48,835	48,771

*Prior periods exclude stock-based compensation related employer payroll taxes from non-GAAP measures due to immateriality.

RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Gross profit	$344,408	$251,123	$1,220,870	$1,021,119
Gross margin	55.4%	55.3%	55.3%	56.1%

Adjustments to reconcile gross profit to non-GAAP gross profit:
Stock-based compensation and related expenses*	1,745	1,228	6,975	4,545
Amortization of acquisition-related intangible assets	287	-	1,171	-
Deferred compensation plan expense	417	486	1,500	871
Non-GAAP gross profit	$346,857	$252,837	$1,230,516	$1,026,535
Non-GAAP gross margin	55.8%	55.7%	55.8%	56.4%

*Prior periods exclude stock-based compensation related employer payroll taxes from non-GAAP measures due to immateriality.

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total operating expenses	$181,101	$141,554	$681,512	$539,383

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses:
Stock-based compensation and related expenses*	(54,575)	(39,879)	(206,234)	(145,166)
Amortization of acquisition-related intangible assets	(33)	(33)	(132)	(132)
Deferred compensation plan expense	(376)	(4,897)	(8,767)	(8,690)
Non-GAAP operating expenses	$126,117	$96,745	$466,379	$385,395

*Prior periods exclude stock-based compensation related employer payroll taxes from non-GAAP measures due to immateriality.

RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total operating income	$163,307	$109,569	$539,358	$481,736

Adjustments to reconcile total operating income to non-GAAP total operating income:
Stock-based compensation and related expenses*	56,320	41,107	213,209	149,711
Amortization of acquisition-related intangible assets	320	33	1,303	132
Deferred compensation plan expense	793	5,383	10,267	9,561
Non-GAAP operating income	$220,740	$156,092	$764,137	$641,140

*Prior periods exclude stock-based compensation related employer payroll taxes from non-GAAP measures due to immateriality.

RECONCILIATION OF OTHER INCOME, NET, TO NON-GAAP OTHER INCOME, NET
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total other income, net	$6,224	$9,976	$33,554	$24,105

Adjustments to reconcile other income, net to non-GAAP other income, net:
Deferred compensation plan income	(220)	(5,095)	(9,400)	(8,506)
Non-GAAP other income, net	$6,004	$4,881	$24,154	$15,599

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO NON-GAAP INCOME BEFORE INCOME TAXES
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total income before income taxes	$169,531	$119,545	$572,912	$505,841

Adjustments to reconcile income before income taxes to non-GAAP income before income taxes:
Stock-based compensation and related expenses*	56,320	41,107	213,209	149,711
Amortization of acquisition-related intangible assets	320	33	1,303	132
Deferred compensation plan expense, net	573	288	867	1,055
Non-GAAP income before income taxes	$226,744	$160,973	$788,291	$656,739

*Prior periods exclude stock-based compensation related employer payroll taxes from non-GAAP measures due to immateriality.

2025 FIRST QUARTER OUTLOOK
RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited)

	Three Months Ending
	March 31, 2025
	Low	High
Gross margin	55.1%	55.7%
Adjustment to reconcile gross margin to non-GAAP gross margin:
Stock-based compensation and other expenses	0.3%	0.3%
Non-GAAP gross margin	55.4%	56.0%

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Three Months Ending
	March 31, 2025
	Low	High
Operating expenses	$180,200	$186,200
Adjustments to reconcile operating expenses to non-GAAP operating expenses:
Stock-based compensation and other expenses	(53,300)	(55,300)
Non-GAAP operating expenses	$126,900	$130,900